UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 15, 2004


                       ELECTRO SCIENTIFIC INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          OREGON                        0-12853                   93-0370304
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)


13900 NW Science Park Drive, Portland, Oregon                        97229
(Address of principal executive offices)                           (Zip Code)


       Registrant's telephone number, including area code: (503) 641-4141


                                    No Change

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

     On December 15, 2004, Electro Scientific Industries, Inc. (the "Company") committed to a restructuring plan to streamline the Company's infrastructure and improve the Company's ability to respond to the current slowdown in the Company's industry. The restructuring will reduce the Company's global workforce by approximately 9 percent, and the Company expects to complete the restructuring by February 26, 2005.

     The Company expects to incur approximately $1.3 million of costs and cash expenditures in connection with the restructuring for the third quarter of fiscal year 2005. The restructuring charges will consist primarily of one-time termination benefits and related costs.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: December 21, 2004.


                                    Electro Scientific Industries, Inc.



                                    By  /s/ J. Michael Dodson
                                        ----------------------------------------
                                        J. Michael Dodson
                                        Senior Vice President of Administration,
                                        Chief Financial Officer and Secretary